SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Spectrum Sciences & Software Holdings Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

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Dear Stockholders,

In 2005, when I became the President and CEO of Spectrum Sciences & Software Holdings Corp, we immediately began a thoughtful review and analysis of the company’s financial picture, infrastructure, service offerings, and growth prospects. Over the past twelve months, we streamlined operations, implemented best practices and supported our platform for sustainable growth with a firm foundation of responsible corporate governance. We are emerging as one company, with the structure, strategies, opportunities, and leadership team that will enable us to be a world-premier science and engineering company for the government sector.

Now we need to let the world know that we are a different company, one that is unified in its identity, its purpose, and its operations. Your Board of Directors has unanimously recommended that we change the company name to Horne International, Inc. The name Horne International, Inc., was selected after significant market research, interviews with employees and customers, and recommendations from the company’s advisors. The name Horne is well respected and recognized in the government services sector. Horne Engineering Services, LLC, is now our largest subsidiary and our key growth driver. It has been successfully operating in the government sector for nearly eighteen years and has earned a reputation for superior service, integrity, and professionalism. We want to continue to capitalize on that reputation.

The name change requires approval from our stockholders. I urge you to approve the change, either by voting in person at our Special Meeting of Stockholders on August 31, 2006, or by voting by proxy.

Later this year, after approval of the name change, we will request a change in your stock’s trading symbol. We will notify you before such a change occurs. Until then, your stock will continue to trade under the SPSC symbol.

Horne International, Inc. will be a world-class company — one with consistent industry-leading performance. That is my goal. I look forward to your support in achieving that goal.

Yours truly,

/s/ Darryl K. Horne

Darryl K. Horne
President and CEO

Notice of Meeting:

You are hereby provided notice of a Special Meeting of Stockholders (the “Special Meeting”) of Spectrum Sciences & Software Holdings Corp. (the “Company”).

Place:	3111 Fairview Park Drive
Falls Church, Virginia 22042

Date: August 31, 2006

Time: 9:00 a.m. Eastern Time

Items of Business to be Conducted:  Consideration of a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Horne International, Inc.

Record Date:  You may vote if you are a stockholder of record as of the close of business on July 21, 2006.

Stockholder List:  A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting and for ten (10) days prior to the scheduled meeting date at the offices of the Company located at 3130 Fairview Park Drive, Suite 400, Falls Church, Virginia 22042. The list of eligible stockholders shall be available for inspection at the aforestated address during the hours of 8:30 a.m. thru 5:00 p.m. Eastern Time.

Proxy Voting:  Each eligible stockholder’s vote is important whether or not you intend to attend the August 31, 2006 Special Meeting. You are urged to complete, date, sign and return the proxy card which accompanies this notice. The completed and signed proxy card should be returned to the address indicated thereon as soon as possible after your receipt.

By Order of the Board of Directors
Spectrum Sciences & Software Holdings Corp.

Paige E Shannon
Secretary

Preliminary Proxy Statement

Spectrum Sciences & Software Holdings Corp.
3130 Fairview Park Drive, Suite 400
Falls Church, VA 22042

General Information:

This Proxy Statement is solicited by the Board of Directors of Spectrum Sciences & Software Holdings Corp. (the “Company”), a Delaware corporation, and is being distributed to the stockholders of the Company in connection with a Special Meeting of the Stockholders (the “Special Meeting”) to be held at the Fairview Park Marriott located at 3111 Fairview Park Drive, Falls Church, VA 22042 on August 31, 2006 at 9:00 a.m. Eastern Time. This Proxy Statement and the enclosed proxy card are being mailed to the Company’s stockholders on or about July 31, 2006. The Company has paid the cost of preparing and mailing this Proxy Statement and proxy card to stockholders of the Company.

Purpose of Meeting:

The proposal to be considered and acted upon at the Special Meeting is to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Spectrum Sciences & Software Holdings Corp. to Horne International, Inc. The proposal is described in more detail in this Proxy Statement under the caption “Proposal No. 1”.

Voting Rights:

The Company’s common stock, par value $0.0001 per share (the “Common Stock”) is the only type of security entitle to vote at the Special Meeting. Only stockholders of record at the close of business on July 21, 2006 (the “Record Date”) are entitled to receive notice of the Special Meeting or any postponement or adjournment thereof. As of July 10, 2006 there were 44,072,201 shares of Common Stock outstanding, each share being entitled to one vote on each matter to be voted upon.

The presence at the meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum permitting the transaction of business at the Special Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting. The affirmative vote by stockholders of a majority of the shares present and entitled to vote will be required to approve the name change proposal. Whether or not you are able to attend the meeting in person, your are urged to complete, sign, date and return the accompanying proxy in the enclosed, postage pre-paid, self addressed envelope. Your proxy is solicited by the Company’s Board of Directors and when properly completed will be voted at the Special Meeting in accordance with your instructions. Proxies which are executed but do not specify a vote for, against or in abstention will be voted FOR the name change proposal contained in this Proxy Statement. There are no other matters scheduled to be presented at the Special Meeting. A properly executed proxy marked “Abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining the number of votes cast. Accordingly, an abstention will have the effect of a negative vote.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Since the proposal to be considered at the Special Meeting is “non-routine,” broker non-votes will have no effect on the vote.

Your proxy may be revoked or changed at any time prior to the Special Meeting. You may do this by advising the Secretary of the Company in writing of your desire to revoke your proxy, or by sending the Secretary of the Company another signed proxy with a later date before the beginning of the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so by voting in person.

Ownership of Common Stock:

The following table sets forth certain information regarding beneficial ownership as of June 30, 2006 of the Company’s Common Stock by (a) each person known by the Company to be a beneficial owner of more than five percent (5%) of the outstanding Common Stock of the Company; (b) each director of the company; (c) all named executive officers; and (d) all directors and executive officers of the Company as a group. The information in this table is based upon 44,072,201 shares of Common Stock outstanding as of July 10 2006:

	Shares Beneficially	Percent of
Name & Address of Beneficial Owner(1)	Owned(2)	Shares

Darryl K. Horne, CEO/Director	4,877,007	11.1%
Michael M. Megless, CFO/Director(3)	336,846	* %
Karl Heer, Director(4)	460,000	* %
Kelvin Armstrong, Director(5)	464,000	* %
Francis Ryan, Director	0	0%
L. Kenneth Johnson, Director	0	0%
John A. Moore, Jr., Director	0	0%
Directors and Executive Officers and all other “executive officers”, as a group	7,177,853	16.3%

(1)	Except as otherwise noted, the business address for all of the directors and officers is 3130 Fairview Park Drive, Suite 400, Falls Church, VA 22042.

(2)	Pursuant to applicable rules of the Securities and Exchange Commission, “beneficial ownership” as used in this table means the sole or shared power to vote shares or the sole or shared power to dispose of shares. Unless otherwise indicated, the named individual has sole voting and investment power with respect to the shares shown as beneficially owned. In addition, a person is deemed the beneficial owner of those securities not outstanding which are subject to options, warrants rights or conversion privileges if that person has the right to acquire beneficial ownership within sixty (60) days.

(3)	Includes 326,353 shares underlying stock options granted but not yet exercised.

(4)	Includes 450,000 shares underlying stock options granted but not yet exercised.

(5)	Includes 450,000 shares underlying stock options granted but not yet exercised.

Change in Control

On May 11, 2005, the Company acquired all of the issued and outstanding capital stock of Horne Engineering Services, Inc. (“Horne”), from its stockholders, Darryl K. Horne, Charlene M. Horne and Michael M. Megless (the “Horne Stockholders”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Horne was merged with and into Horne Acquisition LLC, a wholly owned subsidiary of the Company. The purchase price for the capital stock of Horne was $4.5 million in cash and 5.1 million unregistered shares of the Company’s common stock (the “Shares”). Pursuant to the transaction, Messrs. Horne and Megless assumed two of the five directors’ seats at that time, and became the Chairman and Chief Executive Officer and the Chief Financial Officer, respectively, of the Company. As a result, the former Horne Stockholders assumed managerial and policy control of the Company.

Proposal No. 1:

Approval and Adoption of an amendment of the Company’s Certificate of Incorporation to effect a name change from Spectrum Sciences & Software Holdings Corp. to Horne International Inc.

A recent assessment of the Company’s assets, obligations, liabilities, lines of business and identity in the marketplace revealed the need to communicate to the public that the Company is unified in its identity, purpose and operations. At present, the Company is made up of three (3) subsidiaries each with a separate identity and business focus. To further the Company’s mission to unify operations and present a single identity to our employees, investors and customers, the Company’s management and Board of Directors recommends that the Company

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change its name to Horne International, Inc. The name Horne International, Inc. was selected to represent the Company after significant market research, interviews with employees and customers, recommendations from the Company’s advisors and extensive discussions among the executive management team. The Horne name is well respected and recognized in the government services industry. Horne Engineering Services, LLC has been successfully operating in the Federal Government Services sector for nearly eighteen years and has earned a reputation for superior service, integrity and professionalism. As such, the Company’s management has recommended and the Board of Directors has determined that it is advisable and to the benefit of the Company to amend its Certificate of Incorporation to change the name of the Company from Spectrum Sciences & Software Holdings Corp. to Horne International, Inc. The Board of Directors has voted unanimously to recommend this amendment to the Company’s stockholders for adoption.

The proposed amendment to change the Company’s name to Horne International Inc. would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. The filing of the Certificate of Amendment will occur shortly after the adoption of the amendment at the meeting.

The Company will also change its stock symbol in connection with the name change. The change of the stock symbol will occur shortly after the name change takes effect. In the event this Proposal is not approved, then the stock symbol will remain SPSC.OB.

If the proposed amendment is approved, Article 1 of the Certificate of Incorporation will be amended to read in its entirety:

First:  The name of the Corporation shall be Horne International, Inc.

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting. Stockholder approval of this proposal is required under the Delaware General Corporation Law. If the stockholders do not approve this proposal, then the Company’s name will remain Spectrum Sciences & Software Solutions Corp.

Recommendation of the Board of Directors:

The Board of Directors recommends a vote FOR the proposal to amend the Certificate of Incorporation to change the name of the Company to Horne International Inc.

Solicitation of Proxies:

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners.

The Company has not retained a proxy solicitor in conjunction with the Special Meeting.

Stockholder Proposals:

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in a company’s proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

The Company has not yet determined the date upon which it will hold its annual meeting of stockholders for 2006. Stockholder proposals to be included in the Company’s proxy statement for its 2006 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials for such annual meeting. All such proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission Any other proposal that a stockholder wishes to bring before the 2006 Annual Meeting of Stockholders must also be received by the Company a reasonable time before the Company begins to print and mail its proxy materials for such annual meeting. All proposals must be directed to the Secretary of the Company.

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Other Matters:

The Board of Directors knows of no other matters that will be presented to the stockholders during the Special Meeting, but if any are properly presented at the Special Meeting or any adjournments or postponements, the persons named in the enclosed proxy will vote the proxy and act according to their best judgment.

By Order of the Board of Directors
Spectrum Sciences & Software Holdings Corp.

Paige E Shannon
Secretary

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Proxy Card:

Spectrum Sciences & Software Holdings Corp.

Special Meeting of Stockholders, August 31, 2006

This Proxy is solicited on behalf of the Board of Directors of Spectrum Sciences & Software Holdings Corp. (the “Company”).

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the special meeting of stockholders to be held August 31, 2006 and the related Proxy Statement, and appoints Darryl K. Horne and Michael M. Megless, or either of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Fairview Park Marriott located at 3111 Fairview Park Drive, Falls Church, VA 22042 on August 31, 2006 at 9:00 a.m. Eastern Time (the “Special Meeting”) and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present.

The shares represented by this Proxy are as of July 21, 2006 and shall be voted in the manner set forth below:

1.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Spectrum Sciences & Software Holdings Corp. to Horne International, Inc.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

The shares represented by this Proxy may be voted on the above items by marking an “X” in the space provided for that purpose. Unless otherwise specified, this Proxy when properly executed will be voted FOR Proposal 1 (see notes).

2.	In their discretion, the proxy holders are authorized to vote upon any such other matters as may properly come before the Special Meeting or at any adjournment thereof.

Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee or in other representative capacity, sign name and title.

Dated: _ _

Signature: _ _

Notes:

1.	The shares represented by this Proxy will be voted or withheld from voting at the Special Meeting as requested by the stockholder or proxyholder. If the stockholder (or an intermediary holding shares on behalf of an unregistered stockholder) has specified a choice with respect to any of the items herein by marking an “X” in the space provided for that purpose, the shares will be voted in accordance with that choice. If no choice is specified, the proxyholder intends to vote the shares as if the stockholder had specified an affirmative vote. If any amendments or variations to matters identified in the Notice of Meeting are proposed at the meeting or if any other matters properly come before the meeting, discretionary authority is herby conferred with respect thereto.

2.	This Proxy will not be valid unless it is dated and signed by the stockholder, his or her attorney authorized in writing or by the intermediary. In the case of an entity, this Proxy must be signed under its full corporate name by a duly authorized officer or person.

3.	To be effective, the Proxy together with the power of attorney or other authority, if any, under which it was signed must be received by the Company prior to the Special Meeting.

Your name and address are shown as registered. Please notify the Company of any change in your address.

Change of Address: _ _